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                                      Exhibit 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of TODAY'S BANCORP, INC. (formerly known as Northwest Illinois Bancorp, Inc.) on Form S-8 (File No. 33-21550) of our report dated January 24, 1994, on our audit of the consolidated statements of income, cash flows and changes in capital of TODAY'S BANCORP, INC. (formerly known as Northwest Illinois Bancorp, Inc.) for the year ended December 31, 1993, which report is included in this Annual Report on Form 10-K.

                                        /s/ Coopers & Lybrand L.L.P

Rockford, Illinois
March 19, 1996